Exhibit 99.2

Global Crossing Acquires Impsat

Financial Analyst Conference Call

October 26, 2006

9:00 a.m. EST

Laurinda Pang:

Thank you for joining us. We have the management team here to discuss the transaction we announced earlier today. John Legere, our chief executive officer, Jean Mandeville, our chief financial officer and David Carey, our executive vice president of strategy and corporate development will have comments before we take your questions. We have posted a set of slides on the Investor Relations section of our corporate website at www.globalcrossing.com. These will help guide you as the management team goes through their prepared remarks.

Before we begin, I’ll remind everyone that statements made in the course of this conference call that are not historical financial results are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934. Our actual results could differ materially from those projected in these forward-looking statements. These factors are contained in reports filed or furnished to the Securities and Exchange Commission by us or Impsat, including our Annual Report on Form 10-K for the year ended December 31, 2005 and our quarterly report for the period ending June 30, 2006. We are not obligated to publicly update or revise these forward-looking statements to reflect future events or developments except as required by law. We refer you to our press release announcing the acquisition of Impsat that was posted on our website today at www.globalcrossing.com, which includes explanations of our non-GAAP financials such as Adjusted EBITDA.

And now I’ll turn the call over to John.

John Legere:

Slide 3: “Agenda”

Hello everyone. Over the preceding seven quarters, you’ve listened intently – and some of you skeptically, as well – as I’ve told you what Global Crossing planned to do. And you’ve watched just as intently as we’ve continued to accomplish those goals. Now, I want to tell you about our next step – the next piece in the puzzle – in becoming the recognized leader of global, IP services.

Today, we’ve announced the signing of a merger agreement with Impsat, a leading provider of integrated broadband data, Internet and voice telecommunications services in Latin America.

We see this as a strategic acquisition that helps accelerate our “invest and grow” strategy.

Slide 4: “Accelerating Growth Strategically”

We focused our strategy on our key advantage – our global, IP-based network. As you can see from the map on slide 4, our network provides global reach that few telecom companies can match. We own and control this network end-to-end vs. some of the patch-worked networks offered today. What you can’t see from the map is the leading-edge technology and security layers that make ours one of the fastest, most reliable and most secure networks in the world. Nor can you see the global sales and support model, which matches the network footprint. This is the differentiation we bring to our customers.

The results speak for themselves, and since we announced our “Invest & Grow” strategy in 2004, we have delivered seven consecutive quarters of solid, positive execution, including achieving positive EBITDA in June.

Along with these results against our organic plans, we are well positioned to take advantage of the fundamental growth trends resulting largely from IP technology adoption, a healthier pricing environment and industry consolidation.

Slide 5: “Accelerating Growth Inorganically”

Our overall strategy is defined by the three tenets listed on slide 5. Enterprise customers are our primary target market. IP services are the DNA of our product offerings. And global connectivity is a solution requirement for our offerings.

This morning’s announcement of our planned acquisition of Impsat is part of the “inorganic” component of our “Invest & Grow” strategy – just as our recent acquisition of UK-based Fibernet is. Dave Carey will quickly review that transaction for you in a moment.

These two transactions are perfect examples of the execution of our inorganic strategy which can be summarized around the following points.

We screen our opportunities based on their financial impact both in the short and long term, their ability to provide customers and scale in our target markets, their ability to improve our economies of scale as well as unit costs, increasing our global coverage both in distribution and network. And finally, the potential capabilities to enhance our IP solution set.

Slide 6: “Impsat Overview”

Impsat certainly matches our screening criteria. And, it is a company that accelerates our growth strategy with its fantastic roster of high-profile IP- and data-focused enterprise and carrier customers. A company that brings additional reach and scale to our operations in Latin America, as well as enhanced capabilities and deeper connectivity in that region for our customers around the world.

On slide 6 we’ve provided you with an overview of the company. Impsat was founded in 1990, and developed the first pan Latin-American broadband network. Like Global Crossing, it focuses on data and IP services, but it also provides advanced hosting centers and telephony solutions for its 4,500 customers. Over 90 percent of these customers are squarely within our “invest and grow” target area.

Their customer base includes a significant number of Latin America’s Fortune 1000. Global enterprises, carriers and ISPs benefit from Impsat’s extensive network in the region, which spans 10,000 kilometers in eight countries.

Impsat’s network comprises fiber, wireless and satellite transmission. It has metro networks and data centers in 15 of Latin America’s major cities. And Impsat buys most of its sub-sea network from Global Crossing today.

Slide 7: “Strategic Rationale”

This transaction will be accretive to our Adjusted EBITDA and to EBITDA less capex beginning in year one. This will be discussed further by Jean in a few moments.

On slide 7, you can see some more of the strategic rationale for today’s acquisition. As I just mentioned, most of Impsat’s revenue is in our target market of “invest and grow” and this merger accelerates our revenue growth, as well as our gross margins for the company as a whole. 90 percent of their current revenue is data centric and generates the high gross margins typical of data and akin to our “invest and grow” target margins. Impsat has already established leadership positions in the key regional markets they serve in Latin America, ranking either first, second or third for data services in these key areas.

Slide 8: “Critical Mass in Third Region”

On slide 8, you can see how this acquisition creates critical mass in a third region for Global Crossing and I would note that the Latin American region represents tremendous opportunity for us, and it’s already our fastest growing region. For example, the number of our IP customers there has increased by more than 50% in the second quarter of 2006 as compared to the previous year.

Impsat expands our presence in Latin America – which is an area where industry analysts see demand for global IP services growing at more than average rates. Along with Fibernet in the UK and our organic growth there as well as in North America, the acquisition of Impsat creates a third region of critical mass for Global Crossing. With Impsat’s deep network, customer scale and a sales force with well developed relationships, Global Crossing will be able to leverage their growing success in the region.

With a broadband network in seven Latin American countries, metro networks in 15 major cities, 500 thousand square feet of data center space in 15 major cities and improved network reach via terrestrial and satellite facilities, Impsat will enhance our competitive position and cost structure in the region. And at the same time, the hosting capability we gain in the region adds value for our customers.

Slide 9: “Complementary Marketing Strategies”

In addition to the leverage we gain from the combined networks of Impsat and Global Crossing, our complementary marketing strategies provide the opportunity to “globalize” this regional asset and offer Impsat customers a suite of products, capabilities and reach on a worldwide scale. Global Crossing customers and prospects will also benefit, gaining more complete and cost-effective regional access.

The similar customer segments we target also have identical characteristics. They are all IP or data centric and have global or regional requirements. This is exactly what each of our networks were built to service and now our combined asset makes us even more attractive to these target segments.

Slide 10: “Offer Sets are Aligned”

On slide 10, you’ll see that the offer sets among our two companies are also in perfect alignment.

The product offerings of both Global Crossing and Impsat strongly support the needs of the multinational corporations we are targeting, as these customers are focused on procuring end-to-end converged solutions on a global basis.

Specifically, Impsat’s hosting and consultancy services add value to Global Crossing’s advanced global IP product capabilities.

Slide 11: “New Capabilities to Leverage Globally”

We now have new capabilities to leverage globally as you can see on slide 11.

We are acquiring a team of skilled sales, technical and operational professionals that are located in-country across this fast growing region. This is a challenging region in which to do business, so the local presence and expertise is critical to accelerating our growth there. We are combining our product offerings to provide additional and new services to each of our customer bases. The value chain of enhanced services includes high retention products, and ones that are not easily replicated. And we are melding a deeper Latin American network with a dense footprint in the region to become one of the leading providers of enterprise services in Latin America – one with a unique global asset to boot.

Both companies stress a service-oriented culture, and we’re pleased that Impsat has been a member of our Global Partners Program for some time now. Through this program, their sales team is already aware of the breadth of our network and service reach, as well as the robust product line we have to offer.

Slide 12: “Combined Capabilities Enable Significant Synergies”

So what does all of this mean? The opportunity for revenue and future growth here is large. Let me give you some examples of market data for the region. According to information gathered from Pyramid, IDC, Yankee and other industry analysts, the Latin America region is ripe for long term growth in corporate telecommunications and IT spend. Corporate data spend has a ‘05 to ‘09 CAGR of 5 percent, but IP is expected to grow at 20 percent. Enterprise VoIP has a 40 percent annual growth rate for the same time period! The wholesale IP transit market is expected to grow at over 30 percent CAGR from ‘06 to ‘09. These are all squarely in the sweet spot of who we target and what we offer.

We will capitalize on these fundamental market trends by:

☐	Up-selling Impsat customer on Global Crossing’s global connectivity.

☐	We will up-sell Global Crossing customers on Impsat’s Latin America capillarity and capabilities.

☐	We will cross sell customers on the combined offer set.

☐	We intend to extend Global Crossing’s product fabric to Impsat’s POP’s

☐	And we plan to accelerate the development of Impsat’s advanced hosting solutions.

Slide 13: “Accelerating Opportunity”

For all the reasons I’ve discussed, I am confident that this transaction helps grow our business and gets us one step closer to our vision of being a global leader in next-generation IP services.

Timing and circumstances are in our favor. We continue to successfully execute our strategy, and that strategy anticipated the fundamental demand drivers for IP services, and the pricing trends that the industry is seeing now. As we continue to execute and grow, we are also well capitalized, which enables us to take advantage of the consolidation opportunities that exist today, such as we’re doing with Impsat and Fibernet.

I’m excited by the promise and potential that these opportunities present for the future of Global Crossing.

Now, I’d like to turn the presentation over to Dave Carey, our Executive Vice President of Corporate Development. Dave has led the efforts for us on both the Impsat and Fibernet transactions. He will walk you through some of the details.

Thank you.

Dave Carey:

Slide 15: “Impsat Offer Terms”

Thanks, John. And good morning to everyone. This is a highly complementary deal for Global Crossing for all of the reasons John has just outlined. We’re excited by the opportunity to combine this well-performing asset base of employees, customers and regional infrastructure with our global business model and network assets.

The terms of deal are outlined on slide 15. We’ve offered $9.32 per share, which is a 14 percent premium on the last trading price of $8.20 on October 25th. Our offer equates to an equity value of $95 million. Impsat’s debt, which we will assume, refinance and / or repay, was $241 million as of June 30th and they had a cash balance of $23 million, giving them a net debt balance of $218 million at the end of the second quarter. This equates to an enterprise value of $313 million.

We expect to close this transaction in the first quarter of 2007, assuming we have received regulatory approvals from the US, Venezuela and Brazil by that date. The deal is also subject to approvals from Impsat’s shareholders as well as certain of their current debt holders. As you read in this morning’s announcement, we have already received agreement in support of the transaction from Morgan Stanley, which owns 26 percent of Impsat’s shares and 26 percent of their debt, and from W.R. Huff Asset Management, which is a significant debt holder with 38 percent of the debt, as well as from certain officers and directors of Impsat.

Integration is expected to be completed within 12 to 18 months once we close the transaction.

Slide 16: “Accelerating Growth Inorganically”

Before I turn the floor over to Jean to cover the financial details, let me quickly review the Fibernet acquisition on slide 16. As John mentioned earlier, we have looked to grow our business with acquisitions that match the strategic criteria that help accelerate the growth of our core business.

The Fibernet transaction has the following benefits and strategic rationale:

First, it adds a marquee roster of enterprise and carrier customers, all of whom are in our “invest and grow” segment. These customers further diversify our revenue base in the UK and will accelerate our growth and development in our core business of “invest and grow.”

Second, it provides increased network capillarity in the region and enhances our global product offering. We will be getting even closer to our target customers and be able to offer a more robust product set to our existing customer base.

Third, it strengthens our financials through significant cost and capex synergies and we expect positive revenue synergies from the combination of our offerings.

Finally, like Impsat, we are taking a regional asset and globalizing it, making available to their current customers our global network, product offerings and sales and support model.

Slide 17: “Fibernet Offer Terms”

On slide 17, we’ve outlined the offer terms for Fibernet. We offered cash of approximately $1.48 per share, valuing the equity at almost $95 million, and they had a net cash position of $28 million at February 28, 2006.

On October 11, we declared the transaction unconditional in all respects after receiving more than 90 percent of shareholder acceptances, and we have since received close to 95 percent. On October 24th, we initiated the compulsory acquisition of the remainder of the outstanding shares. We will shortly initiate the de-listing of Fibernet shares from the London Stock Exchange.

We expect integration to be completed in 12 to 18 months, with most of the integration completed in the first 6 months. As you may be aware, close to 80 percent of Fibernet’s long-haul backbone was purchased in the form of a lease from Global Crossing, so $10 million of annual revenue will be eliminated on consolidation and network integration is expected to be smooth and rapid.

Let me turn the call over to Jean now.

Jean Mandeville:

Slide 19: “Impsat Financial Review”

Thanks Dave.

I’ll quickly review the financial impact and financing aspects of today’s announcement as well as the Fibernet transaction so you have a complete picture of the moves we’ve made since we spoke with you on our second quarter earnings call.

On slide 19, we’ve outlined the key financial metrics. During the 12- to 18-month integration period that Dave just mentioned, we expect a neutral impact for synergies and we expect the acquisition to be accretive going forward.

We anticipate that once the integration is complete, Impsat will contribute $270 million of revenue and $70 million of adjusted EBITDA.

The synergies we have built into our model relate to cost of access, headcount, SG&A and third party maintenance. We are confident in our ability to attain these savings. We expect cost synergies after integration to be more than $10 million per year. Costs associated with the integration process should be circa $10 million in one time expense.

Slide 20: “Impsat Financing”

Our fundamental financing objective is to maintain a minimum cash balance to provide flexibility to pursue further inorganic opportunities and to provide comfort to our customers and suppliers with respect to liquidity. And our acquisition funding strategy is to use a combination of cash and third party financing.

Refinancing Impsat’s debt was critical to the future of the business. Their current maturity profile was not consistent with the cash flow of the company going forward. We will remedy that with the financing commitment from Credit Suisse, which is outlined on slide 20.

For the Impsat transaction, Global Crossing will use $160 million of cash towards the transaction and we will fund the remaining of up to $200 via a bridge loan provided by Credit Suisse.

The bank loan is expected to be taken out by high yield bonds in the near term. But if the markets are unavailable, the bridge loan will convert on its first anniversary into a term loan on substantially the same terms except interest increases subject to rate cap.

Slide 21: “Fibernet Financial Review”

To round out the financial picture going forward, let me quickly review the Fibernet transaction and subsequent financing starting on the next slide.

After full integration, which is scheduled to run over the next 12 to 18 months, we expect the Fibernet business to contribute $80 million in incremental revenue and $30 million of Adjusted EBITDA. Both of these numbers take into consideration the removal of the network lease Fibernet paid to GCUK, which Dave alluded to earlier.

Additionally, we expect the combination of Fibernet and GCUK to realize up to $10 million of annual capex synergies. Finally, we anticipate up to $10 million of expense over the integration period.

Slide 22: “Fibernet Financing”

As I mentioned, our fundamental objective is to maintain a minimum cash balance to provide for future opportunities for growth. As such, we have finalized a financing commitment with ABN Amro to provide approximately $95 million in a bridge loan to refinance the acquisition of Fibernet. We anticipate that we will issue add-on GCUK bonds to repay this bridge, taking the total leverage of GCUK, once it is combined with Fibernet, to 4.0 times. The maximum leverage ratio for debt incurrence per the GCUK bond indenture is 4.5 times until Dec 23, 2006 and 4.0 times thereafter.

Thanks for listening. Let me turn the call back over to John.

John Legere:

Slide 24: “What We Said, What We’ve Done”

Thanks, Jean. Let me just sum up briefly before we take your questions:

In 2004, we announced a refocus of our business strategy, and since then, we’ve delivered seven consecutive quarters of solid execution on our own.

We’ve reached major inflection points in our business – we’ve returned to revenue growth, and we’ve continued with improvements in our cost structure leading to positive EBITDA generation. These are all things we said we would do. And these are all things we have now done.

These are a result of our “Invest & Grow” strategy, with a sharp focus on what type of customers we’ll serve, and with what products and applications. We have no plans to be “all things to all customers.” And the focus and consistent execution against our strategy have helped us shift to a revenue mix built on our strengths and sustainable advantages.

This, in turn, has now enabled us to pursue growth in other ways – through acquisition of companies that accelerate our strategy, improve our financials, create critical mass in a region, and which benefit our customers and shareholders in the long term.

Now we’d be happy to take your questions.

Global Crossing October 26, 2006 Global Crossing and Impsat: Accelerating Growth

© 2006 Global Crossing - Proprietary

Safe Harbor
“Statements made herein that are not historical financial results are forward-looking statements as defined in Section 21E of the Securities
Exchange Act of 1934. Our actual results could differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially from those in these forward-
looking statements are contained in our reports filed or furnished to the
Securities and Exchange Commission by us or Impsat, including our
Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and
Annual Report on Form 10-K for the year ended 2005. We are not obligated to publicly update or revise these forward-looking statements to reflect future events or developments except as required by law.
Information contained herein is in summary format only and is qualified in its entirety by reference to the financial statements and other information contained in our 10-Q and 10-K.”

© 2006 Global Crossing - Proprietary 3 Agenda Strategic Overview John Legere, CEO Transaction Summary David Carey, EVP Corporate Development Financial Review Jean Mandeville, CFO Questions and Answers

© 2006 Global Crossing - Proprietary

Accelerating Growth
Strategically
A business strategy focused on our key advantage: our highly secure, wholly owned global IP network. It is a network not likely to ever be replicated.

© 2006 Global Crossing - Proprietary

Global Crossing’s strategy is defined by three tenets:
Enterprise Customers as the primary target market
IP Services as the product DNA
Global Connectivity as a solution requirement
In addition, our strategy contains an inorganic component –
strategic acquisitions that match these screening criteria:
Financial impact
Customers
Costs
Coverage
Capabilities
Accelerating Growth
Inorganically

© 2006 Global Crossing - Proprietary

Impsat Overview
Founded in 1990
Provider of solutions in data transmission,
Internet, data center and telephony
More than 1,200 employees
550 customer facing and supporting personnel
Approximately 4,500 customers
Latin American FORTUNE 1000 enterprises, carriers and ISPs
Majority are concentrated in “invest and grow” segment
Network spanning 10,000 kilometers in 8 countries
Regional broadband network – fiber, wireless and satellite
Metro network in 15 major cities
Data centers in 15 major cities
Majority of sub-sea network purchased from Global Crossing

© 2006 Global Crossing - Proprietary

Strategic Rationale
Financially accretive immediately
Adjusted EBITDA
Adjusted EBITDA less CapEx
Market leadership in data - #1, 2 or 3 in key regional markets
90% of revenue is data centric
Gross margins in range of our “Invest and Grow” segment
4,500 customers in Latin America
Enterprise
Carrier

© 2006 Global Crossing - Proprietary

Critical Mass in a Third Region
Broadband network in
7 Latin American
countries
Metropolitan
networks in 15 major
cities
Data centers in 15
major cities
Terrestrial and sub-
sea network
Legend
Global Crossing Network
Impsat Network
Core Network Reach
Landing Point
GC Network
Data Centers
Metro Area Networks
Existing Long Distance
Submarine Capacity

© 2006 Global Crossing - Proprietary

Complementary Marketing
Strategies
Global
Regional
Transportation / Distribution
Cable
R&E
Global Carriers
XSPs
Characteristics
Target segments
Financial services
High tech
Manufacturing
Government
Oil & Gas
Regional Carriers
IP/Data Centric
Global requirements
Primary provider to mid-range MNCs; LatAm
corporations; alternate to large MNCs
“Invest and Grow”

© 2006 Global Crossing - Proprietary

Offer Sets Are Aligned
Data Products
“IP Anywhere Solutions”
IP Access, Broadband
Legacy Data Comm
Satellite Solutions
Internet Solutions
Secure IP, Secure Access
Managed Security
Intrusion/ Penetration Prevention
Security Auditing
Data Centers
Infrastructure and Consultancy
Primary and Contingency Site
Storage Area Networking
Bundle with Other Products
Telephony
VOIP
Managed VOIP
IP PBX Bundles
Global Crossing provides advanced IP solutions.
Impsat’s offers provide a complementary set of service offerings:

© 2006 Global Crossing - Proprietary

New Capabilities to Leverage
Globally
People
Critical mass in a fast growing region
Deep/ local distribution capabilities
Product
Value chain enhanced
Hosting, managed services (#1 in Argentina, #2 Colombia)
IT Consulting services (Disaster Recovery Services)
Storage Networking
Network
Deepened capillarity
Metro assets

© 2006 Global Crossing - Proprietary

Combined Capabilities Enable
Significant Synergies
Up-selling Impsat customers on Global Crossing global
connectivity
Up-selling Global Crossing customers on Impsat Latin America capillarity and capabilities
Cross selling customers on combined offer set
Extending Global Crossing product fabric to
Impsat POP
Accelerate development of Impsat’s
advanced hosting capabilities
Customers will benefit!

© 2006 Global Crossing - Proprietary

Accelerating Opportunity
We have focused on “Invest & Grow”
There are strong fundamental demand
drivers for IP, and pricing trends are
improving in the industry
We have demonstrated our ability to
execute and grow
We are well capitalized and have access
to capital markets
There are consolidation opportunities
that can enhance our position as a
global service provider

© 2006 Global Crossing - Proprietary 14 Transaction Overview Transaction Overview David Carey, EVP Corporate Development

© 2006 Global Crossing - Proprietary

Impsat Offer Terms
Transaction – Cash and Assumed Debt
$95 million total equity ($9.32 per share)
$241 million debt outstanding
1
$23 million cash outstanding
1
Subject to Approvals
Regulatory approval by U.S., Venezuela & Brazil
Impsat shareholders
Certain debt holders
Other customary closing conditions
Closing – expected in first quarter of 2007
Integration – expected completion 12 – 18 months
1
Debt outstanding of $241M and cash outstanding of $23M as of June 30, 2006

© 2006 Global Crossing - Proprietary

Accelerating Growth
Inorganically
Our acquisition of Fibernet:
Increases scale and diversity of
customer base within the UK
Further accelerates growth within our
“Invest and Grow” segment
Takes advantage of network
synergies that will result in future
operational efficiencies
Creates a strong market position
within the UK to expand our
enterprise customer base

© 2006 Global Crossing - Proprietary

Fibernet Offer Terms
Transaction - Cash
$94.6 million total equity ($1.48 per share)
$28 million net cash
1
Offer declared Unconditional in all Respects
Regulatory approval received by German Federal Cartel Office
Compulsory acquisition of outstanding shares initiated
De-listing from London Stock Exchange planned
Financial contribution commenced October 11
Integration – expected completion 12 – 18 months
1
Net cash as of February 28, 2006

© 2006 Global Crossing - Proprietary 18 Financial Overview Financial Overview Jean Mandeville, CFO, Global Crossing

© 2006 Global Crossing - Proprietary

Projected Revenue Contribution
$270M
Projected Adjusted EBITDA Contribution
1,2
$70M
Net Expense Synergies
More than $10M per annum
Integration Costs
Approximately $10M one time expense
Impsat Financial Review
1
Projected Revenue and Adjusted EBITDA post integration
2
Definition of Adjusted EBITDA can be found in GC’s press release announcing the Impsat acquisition at www.globalcrossing.com
3
Net Expense Synergies post integration anticipated in 12-18 months from closing
1
3

© 2006 Global Crossing - Proprietary

Impsat Financing
Bridge loan of up to $200M for up to one year
Refinance with high yield bonds or
Convert into 6 year term loan
Secured by Impsat shares and certain assets
Global Crossing to use $160M in cash resources

© 2006 Global Crossing - Proprietary

Fibernet Financial Review
Projected Revenue Contribution
$80M after elimination of $10M inter-company revenue
Projected Adjusted EBITDA Contribution
$30M
Capital Expense Synergies
Up to $10M per annum
Integration Costs
Up to $10M one time expense
1
Projected Revenue and Adjusted EBITDA post integration
2
Capital Expense Synergies post integration anticipated in 12-18 months from closing
1
2
1

© 2006 Global Crossing - Proprietary

Fibernet Financing
Bridge loan of $95M for up to one year
Fibernet expected to be moved under GCUK
GCUK intends to issue add-on bonds as permanent
financing
Identical to 2004 issuance, under same indenture
GCUK leverage ratio increases to 4.0 x’s
$138M  EBITDA anticipated post integration
$550M gross debt anticipated post add-on bonds
1
GBP 50.6 Million
2
GCUK 2Q EBITDA of $27M annualized as calculated per the indenture plus $30M incremental EBITDA from Fibernet post integration
2
1

© 2006 Global Crossing - Proprietary

What We Said, What We’ve Done
Executed a transformation plan
Focused on “Invest and Grow”
Achieved financial milestones and inflection points
Returned to revenue growth
Adjusted EBITDA turned positive in June
Positioned for future growth

© 2006 Global Crossing - Proprietary 24 Questions?